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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88811 and 333-30088 of TIBCO Software Inc. of our report dated December 15, 1999, except for Notes 7 and 11, which are dated as of January 24, 2000, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 24, 2000